UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2014

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exponent, Inc. (the "Company") is filing this Current Report on Form 8-K/A to correct a typographical error made in the disclosure in Item 5.07, Submission of Matters to a Vote of Security Holders, in the Company’s Current Report on Form 8-K filed with the SEC on May 30, 2014 (the “Original Filing”), which inadvertently misstated the results of voting under “Proposal One: Election of Directors.”  Specifically, the Original Filing incorrectly disclosed the votes cast to elect John B. Shoven, Ph.D. as a director of the Company as 11,969,801votes.  The correct votes cast to elect John B. Shoven, Ph.D. as a director of the Company were 10,969,801 votes.  The correct voting results for “Proposal One: Election of Directors” are in the table below.  Other than the correction of Dr. Shoven’s “Votes For”, the voting results have not otherwise changed, and no other changes have been made to the Original Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 29, 2014, we held our annual meeting of stockholders. A total of 13,141,368 shares of our common stock were outstanding as of April 2, 2014, the record date for the annual meeting. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our stockholders elected Michael R. Gaulke, Paul R. Johnson, Ph.D., Karen A. Richardson, Stephen C. Riggins, John B. Shoven, Ph.D., and Debra L. Zumwalt. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker non-votes
Michael R. Gaulke	10,908,983	197,172	27,001	1,356,470
Paul R. Johnston, Ph.D.	11,091,933	36,109	5,114	1,356,470
Karen A. Richardson	11,052,792	54,848	25,516	1,356,470
Stephen C. Riggins	11,043,581	63,594	25,981	1,356,470
John B. Shoven, Ph.D.	10,969,801	132,506	30,849	1,356,470
Debra L. Zumwalt	11,078,750	28,890	25,516	1,356,470

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Date: June 5, 2014